                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement Number 333-1176 (dated February 7, 1996 on Form S-3), Registration Statement Number 333-1178 (dated February 8, 1996 on Form S-8), Registration Statement Number 333-3004 (dated March 29, 1996 on Form S-8) and Registration Statement Number 333-17439 (dated December 6, 1996 on Form S-8) of People's Bancshares, Inc. of our report dated January 24, 1997 on the financial statements of People's Bancshares, Inc., appearing in the Annual Report on Form 10-K of People's Bancshares, Inc. for the year ended December 31, 1996.




WOLF & COMPANY, P.C.


Boston, Massachusetts
March 28, 1997